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                                                                   EXHIBIT 3.135

                  [DeWAYNE ZINKIN ATTORNEY AT LAW LETTERHEAD]

                                    BYLAWS OF
                        PACIFIC ADVERTISING COMPANY, INC.

                               ARTICLE I. OFFICES

Section 1.01. The corporation shall have its principal executive office in Fresno, California, and may have offices at such other places within or without this State as the Board of Directors may from time to time designate.

                              ARTICLE II. DIRECTORS

                             Responsibility of Board

Section 2.01. Subject to the provisions of the General Corporation Law and to any limitations in the Articles of Incorporation of the corporation relating to action required to be approved by the shareholders, as that term is defined in
Section 153 of the California Corporations Code, or by the outstanding shares, as that term is defined in Section 152 of the Code, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, or persons provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

                               Number of Directors

Section 2.02. The number of directors of this corporation shall be three (3), provided that prior to issuance of shares the number may be one and after issuance of shares a resolution amending these Bylaws may reduce the minimum number of Directors from three to one provided that votes not consenting to its adoption are less than 16 2/3% of outstanding shares entitled to vote pursuant to Corporations Code Section 212(a).

                           Election and Term of Office

Section 2.03. Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting.

                              Removal of Directors

Section 2.04. Any individual director of the entire Board of Directors may be removed from office in the manner provided by law.


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                           Filling Vacancies by Board

Section 2.05. (a) Except as otherwise provided in the Articles of Incorporation of the corporation or in these Bylaws, and except for a vacancy created by the removal of a director, vacancies on the Board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director.

                        Filling Vacancies by Shareholders

     (b) Unless the Articles of Incorporation of the corporation should be amended, or a Bylaw should be adopted by the shareholders to provide that vacancies occurring in the Board by reason of the removal of directors may be filled by the Board, such vacancies may be filled only by approval of the shareholder as that term is defined in Section 153 of the California Corporations Code. Any vacancy authorized to be but not filled by the directors may be filled by the shareholders and any such election by written consent requires the consent of the majority of the outstanding shares entitled to vote.

                                Call of Meetings

Section 2.06. Meetings of the Board may be called by the Chairman of the Board, if any there be, or the President, or any Vice President, or the Secretary or any two directors of the corporation.

Section 2.07. All meetings of the Board shall be held at the corporation's principal executive office.

                            Time of Regular Meetings

Section 2.08. Regular meetings of the Board shall be held without call or notice, immediately following each annual meeting of the shareholders of this corporation.

                                Notice of Waiver
                           Notice of Special Meetings

Section 2.09. (a) Notice of any special meeting of the Board shall be given to each director by first-class mail, postage prepaid at least four (4) days in advance of the meeting or delivered in person or by telephone or telegraph at least forty-eight (48) hours in advance of the meeting.

                                Waiver of Notice

     (b) No notice need be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such director.





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                  [DeWAYNE ZINKIN ATTORNEY AT LAW LETTERHEAD]


                                     Quorum

Section 2.10. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business except as hereinafter provided.

                              Transactions of Board

Section 2.11. Except as otherwise provided in the Articles, in these Bylaws, or by law, every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present is the act of the Board, provided, however, that any meeting at which a quorum was initially present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by at least a majority of the required quorum for such meeting.

                                   Adjournment

Section 2.12. A majority of the directors present at any meeting, whether or not a quorum is present, may adjourn the meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of the adjournment to another time and place must be given, prior to the time of the adjourned meeting, to the directors who were not present at the time of the adjournment.

                               Conduct of Meetings

Section 2.13. The Chairman of the Board, or if there is no such officer, the President, or in his absence, any director selected by the directors present, shall preside at meetings of the Board of Directors. The Secretary of the corporation or, in the Secretary's absence, any person appointed by the members may participate in any such meeting through the use of conference telephone or similar communications' equipment, so long as all members participating in such meeting can hear one another. Such participation constitutes personal presence at the meeting.

                                  Compensation

Section 2.14. Directors shall receive such compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board.

                                 Indemnification

Section 2.15. The corporation has power to indemnify any person who is or was a director, officer, employee, or other agent of this corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust, or other enterprise, at the request of this corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any





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                                    President

Section 4.03. Subject to such supervisory powers as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall perform all the duties commonly incident to that office. The President shall preside at all meetings of the shareholders and, if there is no Chairman of the Board, at all meetings of the Board.

                                 Vice-President

Section 4.04. The Vice-President, or the Vice-Presidents in the order of their seniority, shall preside once meetings in the absence or disability of the President or whenever the office of President is vacant, and shall perform such other duties and have such other powers as the Board or the President shall from time to time designate.

                                    Secretary

Section 4.05. The Secretary shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; shall keep the minutes of all proceedings of shareholders and of the Board; and shall perform such other duties as are incident to the office of Secretary or as are assigned from time to time by the Board or by the President.

                       Treasurer (Chief Financial Officer)

Section 4.06. The Treasurer shall receive and have custody of all funds and securities of the corporation; keep and maintain adequate and correct books and records of account and of the corporation's assets and liabilities; and shall perform such other duties as may be assigned from time to time by the Board or by the President.

                       ARTICLE V. EXECUTION OF INSTRUMENTS

Section 5.01. The Board of Directors may, in its discretion, determine the method and by resolution designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding on the corporation.

                   ARTICLE VI. ISSUANCE AND TRANSFER OF SHARES

                       Shareholder's Right to Certificate

Section 6.01. Every holder of shares in the corporation shall be entitled to a certificate certifying the number of shares

[DeWAYNE ZINKIN ATTORNEY AT LAW LETTERHEAD]

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threatened, pending, or completed action or proceedings, whether civil, criminal, administrative, or investigative, as provided in Section 317 of the California Corporations Code, as that section now exists or may hereafter from time to time be amended to provide.

                       ARTICLE III. SHAREHOLDERS' MEETINGS

                                Place of Meetings

Section 3.01. Meetings of the shareholders shall be held at the corporation's principal executive office.

                                 Time of Meeting

Section 3.02. The annual meeting of the shareholders shall be held on the first Tuesday of May of each year at 9:00 A.M. If this day falls on a legal holiday the annual meeting shall be held at the same time on the next following business day thereafter.

                    Persons Entitled to Call Special Meetings

Section 3.03. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, if any there be, the President of the corporation, or the holders of shares entitled to cast not less than ten percent (10%) of the votes of the meeting.

                                Notice of Meeting

Section 3.04. Notice of annual and special meetings of the shareholders shall be given as provided by Section 601 of the Corporations Code as that section now exists or may hereafter from time to time be amended to provide.

                       Waiver of Notice and Other Defects

Section 3.05. The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals must be filed with the corporate records or made a part of the minutes of the meeting. Attendance by a person at the meeting also constitutes a waiver of notice to that person if he or she fails to object at the beginning of the meeting to the transaction of business because the meeting was not lawfully called or convened, but such attendance does not constitute a waiver of the right to object to the consideration of matters

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                  [DeWAYNE ZINKIN ATTORNEY AT LAW LETTERHEAD]

required by law or these Bylaws to be included in the notice but not so included if the objection is expressly made at the meeting.

                                     Quorum

Section 3.06. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business. Business may be continued after withdrawal of enough shareholders to leave less than a quorum, provided any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting may be adjourned from time to time by a majority vote of the shares represented in person or by proxy.

                               Election by Ballot

Section 3.07. Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

                                     Voting

Section 3.08. Except as otherwise provided in the Articles of Incorporation or by agreement or by the General Corporation Law, shareholders on the record date are entitled to notice and to vote, notwithstanding the transfer of any shares on the books of the corporation after the record date.

                              ARTICLE IV. OFFICERS

                    Titles, Appointments, Terms, Compensation

Section 4.01. This corporation shall have a President, a Vice President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board, as the Board of Directors may from time to time designate and appoint. Any two or more offices may be held by one person. Office of Vice-President and any office designated by the Board may be left unfilled for any period in the discretion of the Board. All officers shall be chosen by, and subject to any rights an officer may have under an employment contract with the corporation, hold office at the pleasure of, the Board which shall fix their compensation.

                              Chairman of the Board

Section 4.02. The Chairman of the Board, if there be such an officer, shall, if present, preside at all meetings of the Board and perform such other powers and duties as may from time to time be assigned by the Board or prescribed by law or by these Bylaws.


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                  [DeWAYNE ZINKIN ATTORNEY AT LAW LETTERHEAD]

owned by him or her. This right extends to fractional shares and partly paid shares if such shares are issued by the corporation.

                               Share Certificates

Section 6.02. The certificates shall be in such form and device as shall be provided by the Board of Directors and shall fully comply with the provisions of the Corporations Code of the State of California. The certificates shall be signed by the Chairman (or Vice Chairman) of the Board, if any, or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary of the corporation, and the seal of the corporation shall be affixed thereto.

                            Exchange of Certificates

Section 6.03. If the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares, or it becomes desirable for any reason, in the discretion of the Board of Directors, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board may order any holders of outstanding certificates to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board.

                           Replacement of Certificates

Section 6.04. No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and cancelled, except in the case of a lost, stolen, or destroyed certificate. In this latter case the corporation must, if so requested by the shareholders, issue a new certificate, provided it has received no notice that the certificate has been acquired by a bona fide purchaser, but it may require the giving of a bond or other adequate security sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, or destruction of the certificate or the issuance of the new certificate.

                        Liability for Partly Paid Shares

Section 6.07. The transferor and transferee of partly paid shares, if any are issued, shall be liable to the corporation for the unpaid balance of such shares as provided by law.

                   Alternative System in Lieu of Certificates

Section 6.08. Notwithstanding the foregoing provisions of this Article VI, the corporation may, if any of its securities are

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                  [DeWAYNE ZINKIN ATTORNEY AT LAW LETTERHEAD]

registered under the United States Securities Exchange Act of 1934, adopt a system of issuance, recordation, and transfer of its shares by electronic or other means not involving any issuance of certificates, if the system has been approved by the California Commissioner of Corporations or the United States Securities and Exchange Commission or if it is authorized in any statute of the United States.

                   ARTICLE VII. CORPORATE RECORDS AND REPORTS

                                 Keeping Records

Section 7.01. The corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors, and Board committees, and shall keep at its principal executive office, of its shareholders, giving the names and addresses of all shareholders and the number of shares held by each. The minutes must be kept in written form. The other books and records shall be kept either in written form or in any other form capable of being converted into written form.

                    Inspection by Shareholders and Directors

Section 7.02. Any shareholder shall have the right at all reasonable times on written demand providing reasonable notice to inspect and copy the record of shareholders, the accounting books and records, and the minutes as provided by law. Each Director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation.

                             Waiver of Annual Report

Section 7.03. So long as this corporation has less than One Hundred (100) holders of records, determined as provided by Section 605 of the Corporations Code, no annual report shall be sent to shareholders or be required.

                        ARTICLE VIII. AMENDMENT OF BYLAWS

                          By Shareholders and Directors

Section 8.01. These Bylaws may, from time to time and at any time, be amended or repealed, and new or additional Bylaws adopted, by approval of the outstanding shares, as that term is defined in Section 152 of the California Corporations Code, or, subject to any restrictions imposed by Articles of Incorporation on the power of the Board of Directors to adopt, amend, or repeal Bylaws, by approval of the Board provided, however, that such Bylaws may not contain any provision in conflict with law or with the Articles of Incorporation.

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                  [DeWAYNE ZINKIN ATTORNEY AT LAW LETTERHEAD]

I certify that:

         1. I am the secretary of PACIFIC ADVERTISING COMPANY, INC.

         2. That the attached Bylaws are the Bylaws of the corporation approved by the Board of Directors on January 4,1987, by their unanimous written consent.



         DATED:  Jan 4, 1988.



                                                /s/  JACK GREGORY
                                                ------------------------------
                                                JACK GREGORY
                                                Initial
                                                Director/Secretary


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